EXHIBIT 99.3

UNITED BANCORPORATION OF ALABAMA, INC. — DIVIDEND REINVESTMENT PLAN
AUTHORIZATION CARD

[LOGO]	United Bancorporation of Alabama, Inc.	DIVIDEND REINVESTMENT PLAN AUTHORIZATION CARD

Please print or type all information except signatures. Questions? Call toll-free at 1-800-368-5948 from 8:00 a.m. to 7:00 p.m. Eastern Time, Monday through Friday. Mail your completed Authorization Card in the courtesy envelope provided to the address set forth below:

REGISTRAR AND TRANSFER COMPANY
Dividend Reinvestment Plans
10 Commerce Drive, Cranford, New Jersey 07016

Please sign the authorization located on the reverse side of this form and complete the information below.

Name(s):

Address:

City/State/Zip:

Social Security Number:

Daytime Phone Number:

Completion and return of this Authorization Card authorizes your enrollment in the United Bancorporation of Alabama, Inc. Dividend Reinvestment Plan.

DIVIDEND REINVESTMENT OPTIONS

     You may choose full dividend reinvestment or partial dividend reinvestment on United Bancorporation of Alabama, Inc. stock registered in your name and held for you under the Plan. Please check the appropriate box below and provide the requested information.

☐	Full Dividend Reinvestment – The dividends on all shares of United Bancorporation of Alabama, Inc. common stock registered in your name as well as shares credited to your account under the Plan will automatically be reinvested in additional shares of common stock.
☐	Partial Dividend Reinvestment on shares held – The dividends solely on the number of shares of United Bancorporation of Alabama, Inc. common stock that are specified will automatically be reinvested in additional shares of common stock.

SIGNATURES

     By signing this form, I request enrollment in the Plan, certify that I have received and read the Prospectus describing the United Bancorporation of Alabama, Inc. Dividend Reinvestment Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint Registrar & Transfer Company as my agent with respect to the Plan and authorize them (and any successor Plan Administrator) to apply dividends towards the purchase of shares of common stock of United Bancorporation of Alabama, Inc. under the Plan. I understand that I may revoke or change this authorization by written notice to Registrar & Transfer Company in accordance with the terms and conditions set forth in the Prospectus. ALL JOINT OWNERS MUST SIGN.

Shareholder’s Signature	Date	Shareholder’s Signature	Date

NOT FDIC INSURED — MAY LOSE VALUE — NOT BANK GUARANTEED